UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 18, 2026

(Date of earliest event reported)

FDCTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56338	81-1265459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ground Floor, 10A Eleftheriou Venizelou Street

3035 Limassol, Cyprus

(Address of principal executive offices, including zip code)

(877) 445-6047

(Registrant’s telephone number, including area code)

200 Spectrum Center Drive, Suite 300, Irvine, California 92618

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Conditional Appointment of Directors

On September 18, 2026, the Board of Directors (the “Board”) of FDCTech, Inc. (the “Company”), acting by unanimous written consent, approved an increase in the size of the Board from four to six directors and appointed Jeff M. Pies and Dena Lauren Decker (each, a “Director Designee”) to fill the resulting vacancies. The increase in Board size and each appointment are conditional and will become effective only on the date (the “Effective Date”) on which the Company’s common stock is approved for listing on The Nasdaq Stock Market LLC or the New York Stock Exchange (each, a “National Exchange”) and all conditions to such approval, other than the commencement of trading, have been satisfied. From the Effective Date, each Director Designee will serve until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The Company’s common stock is not currently listed on a National Exchange, and there can be no assurance that the Company will obtain listing approval. If the Effective Date does not occur on or before September 18, 2028 (or such later date as the Company and the applicable Director Designee may agree in writing), the Director Agreement (as defined below) with that Director Designee will terminate automatically, and the Board resolutions provide that his or her appointment will lapse. In addition, each Director Designee may terminate his or her Director Agreement if the Company does not obtain the required directors’ and officers’ liability (“D&O”) insurance, as described below under “D&O Insurance Side Letters.”

The Board has not yet determined the committees of the Board on which either Director Designee will serve. The Company will file an amendment to this Current Report on Form 8-K within four business days after that information is determined or becomes available. The Board expects to determine, prior to the Effective Date, whether each Director Designee is independent under the listing standards of the applicable National Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Other than the Director Agreements and the D&O Side Letters described below, there is no arrangement or understanding between either Director Designee and any other person pursuant to which he or she was selected as a director. Neither Director Designee has a family relationship with any director or executive officer of the Company, and neither Director Designee has a direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Jeff M. Pies, age 44, has been an independent marketing consultant since January 2025, advising businesses on paid media marketing and brand strategy. From October 2018 to December 2024, he was Lead Marketing Consultant at Future Shock Ventures, a Los Angeles-based marketing agency. Before that, he operated Hungry Iguana Films, a firm that provided financing to independent film productions. Mr. Pies also has experience in shareholder advocacy in corporate restructurings. In 2008, he was appointed by the United States Trustee to the official equity committee in the Chapter 11 case of Fremont General Corporation, where he served as the committee’s lead negotiator in the company’s reorganization. In 2016, he assisted in the formation of the official equity committee in the Chapter 11 case of Breitburn Energy Partners LP and advised on negotiations with creditors concerning cancellation-of-indebtedness income tax exposure of the partnership’s unitholders. Mr. Pies holds a B.A. from the University of Florida, an M.P.A. from the University of North Carolina at Chapel Hill and an M.B.A. from Johns Hopkins University. Mr. Pies does not serve, and during the past five years has not served, as a director of any other company with a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Dena Lauren Decker, age 43, has served since 2018 as Chief Financial Officer of the Posnack School Network, a multi-campus private school network in South Florida, where she leads all financial and accounting operations and works directly with the network’s Audit Committee and Board of Directors on budgeting, financial reporting, and external audits. From 2014 to 2018, she was Business Manager of Hochberg Preparatory School in Aventura, Florida, and from 2007 to 2014, she was Director of Finance and Administration of Boca Prep International School in Boca Raton, Florida. From 2006 to 2007, she worked in public accounting at Grant Thornton, where she advised clients on risk management, internal controls and financial audits. From 2006 to 2017, she also taught accounting as an adjunct professor at Broward College and as a CPA review instructor at Becker Professional Education. Ms. Decker is a Certified Public Accountant licensed in the State of Florida and a member of the Florida Institute of Certified Public Accountants. She holds a Bachelor of Science in Accounting (cum laude) and a Master of Science in Accounting (magna cum laude) from the University of Florida. Ms. Decker does not serve, and during the past five years has not served, as a director of any other company with a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Board of Directors Agreements

On September 18, 2026, the Company entered into a Board of Directors Agreement with each Director Designee (each, a “Director Agreement”), which includes a Director Proprietary Information Agreement and an Indemnification Agreement. Each Director Agreement becomes effective on the Effective Date, except that certain provisions, including its indemnification, insurance and confidentiality provisions, became effective upon signing.

Each Director Designee will receive an annual cash fee of $35,000; an additional annual fee of $15,000 for each standing committee of the Board that he or she chairs; a one-time award of $7,500 upon obtaining the NACD Directorship Certification or a comparable credential, and $2,500 per year while it is maintained; and reimbursement of expenses. Compensation begins on the Effective Date (or such earlier date as provided in the Director Agreement). Compensation is subject to the Company’s clawback policy.

The Director Agreements also provide for, among other things, pre-appointment diligence deliverables by the Company, a review period during which the Director Designee may decline appointment or resign without penalty, indemnification and advancement of expenses, and D&O insurance coverage.

D&O Insurance Side Letters

Concurrently, the Company entered into a D&O insurance side letter with each Director Designee (each, a “D&O Side Letter”), under which the Company must bind conforming D&O insurance by October 18, 2026 and deliver or cure such coverage within specified periods. If the Company fails to do so, the Director Designee may terminate his or her Director Agreement. As of the date of this Current Report, the Company has not bound the required D&O insurance.

The foregoing descriptions of the Director Agreements (including the Director Proprietary Information Agreements and Indemnification Agreements attached thereto) and the D&O Side Letters do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the anticipated listing of the Company’s common stock on a National Exchange, the effectiveness of the Director Designees’ appointments, their committee assignments and independence, and the Company’s ability to obtain directors’ and officers’ liability insurance on the terms and within the time required by the Director Agreements and D&O Side Letters. These statements are based on the Company’s current expectations and are subject to risks and uncertainties, including the risk that the Company does not satisfy the initial listing requirements of any National Exchange or cannot obtain conforming insurance on commercially reasonable terms, and those described in the Company’s Annual Report on Form 10-K and its subsequent periodic reports filed with the Securities and Exchange Commission. Actual results may differ materially. Except as required by law, the Company undertakes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Board of Directors Agreement, dated September 18, 2026, between FDCTech, Inc. and Jeff M. Pies (including the Director Proprietary Information Agreement and Indemnification Agreement attached as Exhibits A and B thereto)

10.2	Board of Directors Agreement, dated September 18, 2026, between FDCTech, Inc. and Dena Lauren Decker (including the Director Proprietary Information Agreement and Indemnification Agreement attached as Exhibits A and B thereto)

10.3	Side Letter — D&O Insurance Condition, dated September 18, 2026, between FDCTech, Inc. and Jeff M. Pies

10.4	Side Letter — D&O Insurance Condition, dated September 18, 2026, between FDCTech, Inc. and Dena Lauren Decker

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FDCTECH, INC.

September 22, 2026	By:	/s/ Imran Firoz
Date		Imran Firoz
Chief Financial Officer
(Principal Financial Officer)